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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                     UNDER THE SECURITIES ACT OF
                                                         1933 IN CONNECTION WITH
                                                      REGISTRATION NO. 333-45628

PROSPECTUS SUPPLEMENT
DATED NOVEMBER 29, 2001
(TO PROSPECTUS DATED AUGUST 8, 2001)

                                DIGITAL LAVA INC.
                        2,625,000 SHARES OF COMMON STOCK

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        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NASDAQ DELISTING

        Digital Lava has requested to be delisted from the Nasdaq Small Cap Market as of the close of business on December 3, 2001. After that time, trading in Digital Lava's stock will be conducted in the over-the-counter market on the NASD's "Electronic Bulletin Board," pending a determination by the Board of Directors to close our stock transfer books and cease trading of our stock in furtherance of the plan of liquidation and dissolution approved by the company's stockholders on October 30, 2001.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements. Statements concerning future matters such as closing our stock transfer books and ceasing trading of our stock and other statements regarding matters that are not historical are forward-looking statements. These statements are based on our current expectations and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our activities and actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those described in the related prospectus dated August 8, 2001, supplements thereto and Digital Lava's other reports filed with the SEC. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.